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Coopers
& Lybrand





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 13, 1996, except for Note 14, as to which the date is February 29, 1996, on our audits of the financial statements and financial statement schedule of Unimed Pharmaceuticals, Inc. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.


Chicago, Illinois
May 29, 1996